POST-CONFIRMATION QUARTERLY REPORT

For the Quarter Ending March 31, 2005

Confirmation Date: November 23, 2004

	First Month	Second Month	Third Month	Quarterly Total
Cash Receipts	$66,991	$1,123,998	$37,733	$1,228,722.00
Cash Disbursements, including plan payments	($86,601)	($180,112)	($155,588)	($422,301.00)
Total	($19,610.00)	$943,886.00	($117,855.00)	$806,421.00

Plan Payments	First Month	Second Month	Third Month	Quarterly Total
Administrative Expenses	$0.00	$0.00	$0.00	$0.00
Secured Creditors	$0.00	$0.00	$0.00	$0.00
Priority Creditors	$0.00	$0.00	$0.00	$0.00
Unsecured Creditors	$0.00	$0.00	$0.00	$0.00

See Monthly Operating Reports filed on February 15, 2005, March 15, 2005, and April 15, 2005, [Docket No.'s 884, 935, and 993] for further detail. True and accurate copies of the Monthly Operating Reports are attached hereto.

1. Have Quarterly U.S. Trustee Fees been paid? **YES** NO
   If no, please explain.

All Quarterly U.S. Trustee Fees have been satisfied.

2. Have all payments been made as set forth in the plan? **YES** NO
   If no, please explain.

The Debtors and the Disbursing Agent continue to identify and pursue claims and causes of action and additional payments may be made pursuant to the terms of the Plan.

3. Have all property sales and transfers set forth in the plan been completed? If no, please explain. **YES** NO

To the extent any sales or transfers were set forth in the Plan, the same have been completed.

4. Has any distribution been made to stockholders of the debtor? If yes, please explain. YES **NO**

5. Is the debtor current on all post-confirmation taxes? If no, please explain. **YES** NO

The Debtors are current on all known post-confirmation taxes.

6. Have all claims been resolved? If no, please explain. YES **NO**

Proofs of Claim No.'s 173 and 593 (filed by Mr. Dean Conley and Mr. Xavier Kakkanachu) have not yet been allowed or disallowed as such claimants have obtained relief from the automatic stay to pursue their rights in a non-bankruptcy forum and their underlying claims cannot be allowed or disallowed until this process has been completed. Amounts have been reserved in favor of both claimants in accordance with prior order of this Court.

7. When will the application for final decree be filed? Unknown

8. Is this a final report? YES **NO**
If yes, complete the next page.

The undersigned certifies under penalty of perjury the information contained in this report is complete, true and correct to the best of my knowledge, information, and belief.

By: Susan Ward Dated: 6/19/06

Report of Professional Fees and Expenses Awarded

	Fees	Expenses
Attorneys		
General Counsel for Debtor	________	________
Special Counsel for Debtor	________	________
Creditor's Committee Counsel	________	________
Other Attorneys	________	________
Accountants		
Accountants for Debtor	________	________
Accountants for Creditors	________	________
Other Accountants	________	________
Other Professionals		
________________	________	________
________________	________	________

QUARTERLY POST-CONFIRMATION REPORT – QUARTER ENDING 3/31/05

Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended January 31, 2005 – See Exhibit 99.3, which is incorporated herein by reference.

Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended February 28, 2005 – See Exhibit 99.4, which is incorporated herein by reference.

Monthly Report for Debtors-in-Possession and Chapter 11 Trustees for the month ended March 31, 2005 – See Exhibit 99.5, which is incorporated herein by reference.